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                                                                       Exhibit n

                         Consent of Independent Auditors

         We consent to the incorporation by reference of our report dated June 4, 2003 in the Registration Statement (Form N-2) of the Nuveen Preferred and Convertible Income Fund 2 filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21333).

                                         /s/ Ernst & Young LLP

Chicago, Illinois
June 26, 2003